EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER





                         DATED AS OF SEPTEMBER 30, 1996





                                      AMONG

                           HUNTER INTERNATIONAL, INC.,
                         LARRY C. HUNTER, PAUL SHERMAN,

                              IMNET SYSTEMS, INC.,

                                       AND

                      IMNET OREGON ACQUISITION CORPORATION





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                                TABLE OF CONTENTS

                                                                       Page

PARTIES...............................................................  1

PREAMBLE..............................................................  1

ARTICLE 1   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION................  1
         1.1.     Defined Terms.......................................  1
         1.2.     Principles of Construction..........................  4

ARTICLE 2   THE MERGER................................................  4
         2.1.     The Merger..........................................  4
         2.2.     Effective Time......................................  4
         2.3.     Effect of the Merger................................  4
         2.4.     Subsequent Actions..................................  4
         2.5.     Certificate of Incorporation; By-Laws; Directors
                  and Officers........................................  5
         2.6.     Approval by Stockholders............................  5

ARTICLE 3   MERGER CONSIDERATION......................................  5
         3.1.     Merger Consideration................................  5
         3.2.     Distributions of Merger Consideration...............  5
         3.3.     Merger Shares; Determination Price..................  6
         3.4.     Escrow Shares.......................................  6
         3.5.     Delivery of Merger Shares...........................  6
         3.6.     Closing.............................................  7

ARTICLE 4   ADDITIONAL COVENANTS......................................  7
         4.1.     Consents............................................  7
         4.2.     Employment Agreements...............................  7
         4.3.     Conduct of Business by Company Pending Merger.......  7
         4.4.     Expenses............................................  8
         4.5.     Notification of Certain Matters.....................  9
         4.6.     Public Announcements................................ 10
         4.7.     No Negotiations..................................... 10
         4.8.     Confidentiality..................................... 10
         4.9.     Termination of Stock Rights......................... 10
         4.10.    Disclosures Required by Law......................... 10
         4.11.    Pooling of Interests................................ 11

ARTICLE 5    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                   THE STOCKHOLDERS................................... 11
         5.1.     Organization and Authority of Company............... 11
         5.2.     Corporate Power and Authority; Due Authorization.... 11
         5.3.     Sufficiency of Assets............................... 12
         5.4.     No Conflict; Required Consents...................... 12
         5.5.     Capitalization...................................... 12
         5.6.     Compliance with Laws................................ 13

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                                                                      Page


         5.7.     Licenses and Permits................................ 13
         5.8.     Financial Information............................... 13
         5.9.     No Undisclosed Liabilities.......................... 14
         5.10.    Intellectual Property - Nature and Extent of
                  Proprietary Interest................................ 14
         5.11.    Prior Performance by the Company under Certain
                  Agreements; No Default.............................. 16
         5.12.    Additional Documentation of Intellectual Property
                  Rights.............................................. 17
         5.13.    Absence of Certain Changes.......................... 17
         5.14.    Taxes............................................... 19
         5.15.    Title to Properties; Encumbrances................... 19
         5.16.    Equipment........................................... 19
         5.17.    Fixed Assets........................................ 19
         5.18.    Leases.............................................. 19
         5.19.    Litigation.......................................... 20
         5.20.    Employee Benefit Plans.............................. 20
         5.21.    Contracts and Commitments........................... 22
         5.22.    Work-in-Process, Orders, Commitments and Returns.... 23
         5.23.    Tax Liens........................................... 24
         5.24.    Assets Necessary to Business........................ 24
         5.25.    Disclosure.......................................... 24
         5.26.    Certain Other Contracts............................. 24
         5.27.    IMNET's Access and Inspection....................... 25
         5.28.    Complete Documentation.............................. 25
         5.29.    Ongoing Business.................................... 25
         5.30.    Advisors Fees....................................... 25
         5.31.    Bank Accounts....................................... 25

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF IMNET AND NEWCO.......... 26
         6.1.     Organization of IMNET and Newco..................... 26
         6.2.     Corporate Power and Authority; Due Authorization.... 26
         6.3.     No Conflict; Consents............................... 26
         6.4.     Brokers Fees and Expenses........................... 27
         6.5.     Absence of Material Changes......................... 27
         6.6.     Shares to be Delivered.............................. 27
         6.7.     Rule 144 Requirements............................... 27
         6.8.     Accuracy of Securities Filings...................... 27
         6.9.     Approvals........................................... 28
         6.11.    Accuracy of Representations......................... 28

ARTICLE 7   INDEMNIFICATION........................................... 28
         7.1.     Indemnification by Stockholders..................... 28
         7.2.     Indemnification by IMNET............................ 29
         7.3.     Provisions Regarding Indemnification................ 29
         7.4.     Survival............................................ 29

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                                                                        Page


         7.5.     Right of Set-Off..................................... 30
         7.6.     Indemnification Basket............................... 30
         7.7.     Stockholders' Limit of Liability..................... 30
         7.8.     Exclusive Remedy..................................... 30
         7.9.     Effect of Insurance.................................. 30

ARTICLE 8   CONDITIONS TO OBLIGATIONS OF IMNET AND NEWCO TO
                  CLOSE................................................ 30
         8.1.     Representations and Warranties True at Closing....... 31
         8.2.     Obligations Performed................................ 31
         8.3.     Consents............................................. 31
         8.4.     Closing Deliveries................................... 31
         8.5.     No Challenge......................................... 32
         8.6.     No Investigations of Company or Business............. 32
         8.7.     No Material Adverse Effect........................... 32
         8.8.     Securities Laws...................................... 32
         8.9.     Approval............................................. 32
         8.10.    Revised Schedules.................................... 32
         8.11.    Legality............................................. 32
         8.12.    Regulatory Matters................................... 33
         8.13.    Repayment of Debts................................... 33
         8.14.    Termination of Stock Rights.......................... 33
         8.15.    Releases............................................. 33

ARTICLE 9   CONDITIONS TO COMPANY'S AND STOCKHOLDERS'
                  OBLIGATIONS.......................................... 33
         9.1.     Representations and Warranties True at Closing....... 33
         9.2.     Obligations Performed................................ 33
         9.3.     Closing Deliveries................................... 33
         9.4.     No Challenge......................................... 34
         9.5.     Approval of Stockholders............................. 34

ARTICLE 10  PROVISIONS REGARDING THE MERGER SHARES..................... 34
         10.1.    Representations by the Stockholders.................. 34
         10.2.    Covenants of the Stockholders........................ 34
         10.3.    Legend, etc.......................................... 35
         10.4.    Due Diligence........................................ 35
         10.5.    Registration......................................... 35
         10.6.    Expenses of Offering................................. 35
         10.7.    Registration Procedures and Expenses................. 36
         10.8.    Limitation on Obligations to Register................ 36
         10.9.    Indemnification...................................... 37

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                                                                        Page


ARTICLE 11  TERMINATION................................................. 38
         11.1.    Termination........................................... 38
         11.2.    Effects of Termination................................ 38

ARTICLE 12  MISCELLANEOUS PROVISIONS.................................... 39
         12.1.    Risk of Loss.......................................... 39
         12.2.    Severability.......................................... 39
         12.3.    Modification.......................................... 39
         12.4.    Assignment, Survival and Binding Agreement............ 39
         12.5.    Counterparts.......................................... 39
         12.6.    Notices............................................... 39
         12.7.    Entire Agreement; No Third Party Beneficiaries........ 40
         12.8.    Governing Law; Jurisdiction and Venue................. 40
         12.9.    Attorney's Fees....................................... 40


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                        CONFIDENTIAL TREATMENT REQUESTED

         Confidential Portions of this Agreement which have been redacted are marked with brackets ("[ ]"). The omitted material has been filed separately with the Securities and Exchange Commission.


                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER, dated as of September 30, 1996 (the "Agreement"), among HUNTER INTERNATIONAL, INC., an Oregon corporation (the "Company"), IMNET SYSTEMS, INC., a Delaware corporation ("IMNET"), IMNET OREGON ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of IMNET ("Newco"), LARRY C. HUNTER and PAUL SHERMAN, individual residents of Oregon and the stockholders of the Company (the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of the Company, IMNET and Newco have each determined that it is in the best interests of their respective stockholders for the Company to be merged with and into Newco upon the terms and subject to the conditions set forth herein, with the surviving corporation becoming a wholly-owned subsidiary of IMNET; and

         WHEREAS, in furtherance of such acquisition, the Board of Directors and stockholders of Newco, and the Board of Directors and stockholders of the Company have each approved the merger (the "Merger") of the Company with and into Newco in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and the Oregon Business Corporation Act ("Oregon Law") and upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, IMNET, Newco and the Stockholders hereby agree as follows:


                                    ARTICLE 1

                   DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

         1.1.     DEFINED TERMS.  As used in this Agreement:

         "Assets" means all of the Company's assets, of every kind and nature.

         "Base Amount" shall have the meaning ascribed to it in Section 7.6 hereof.

         "Oregon Law" shall have the meaning ascribed to it in the preamble.

351494.6

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         "Closing"  and "Closing  Date" shall have the meaning  ascribed to such terms in Section 3.6 hereof.

         "Closing  Documents" means this Agreement and all other documents to be
executed  and  delivered  either  simultaneously   herewith  or  at  Closing  in
connection with the Transactions.

         "COBRA" shall have the meaning ascribed to it in Section 5.20(c) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "CustomerAgreements" shall have the meaning ascribed to it in Section 5.10(c) hereof.

         "Delaware Law" shall have the meaning ascribed to it in the preamble.

         "DOL" shall have the meaning ascribed to it in Section 5.20(b) hereof.

         "Effective Time" shall have the meaning ascribed to it in Section 2.2 hereof.

         "Employee  Benefit  Plan"  shall  have the  meaning  ascribed  to it in
Section 5.20(a) hereof.

         "ERISA" shall have the meaning ascribed to it in Section 5.20(a) hereof.

         "ERISA Affiliate" shall have the meaning ascribed to it in Section 5.20(c) hereof.

         "Escrow Shares" shall have the meaning ascribed to it in Section 3.4.

         "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and all regulations promulgated pursuant thereto.

         "FAMLA" shall have the meaning ascribed to it in Section 5.20(c) hereof.

         "Georgia Act" shall have the meaning ascribed to it in Section 10.1 hereof.

         "Governmental Authority" shall include any and all governmental or quasi-governmental bodies, agencies, bureaus, departments, boards, commissions, instrumentalities or other entities having or asserting jurisdiction over IMNET, Newco or the Company, as applicable.

         "Health  Insurance  Plan"  shall  have the  meaning  ascribed  to it in
Section 5.20(a) hereof.

         "Historical  Financials"  shall  have  the  meaning  ascribed  to it in
Section 5.8(a) hereof.

         "Incorporated  Software"  shall  have  the  meaning  ascribed  to it in
Section 5.10(a) hereof.

         "Indemnity Escrow and Stock Pledge Agreement" means that certain indemnity escrow and stock pledge agreement to be entered into at Closing by and among IMNET, the Stockholders and SunTrust Bank, Atlanta, as escrow agent.


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         "Intellectual  Property"  shall  have  the  meaning  ascribed  to it in
Section 5.10(a) hereof.

         "Intellectual Property Rights Agreements" shall have the meaning ascribed to it in Section 5.10(b) hereof.

         "IRS" shall have the meaning ascribed to it in Section 5.20(b) hereof.

         "Material Adverse Effect" means a material adverse effect upon, or a material adverse change in (i) the business, assets, results of operations, properties, or financial condition of the Company, (ii) the legality, validity, binding effect or enforceability of this Agreement, or (iii) the ability of the Company to perform its obligations under this Agreement.

         "Merger" shall have the meaning ascribed to it in the preamble.

         "Merger Consolidation" shall have the meaning ascribed to it in Section
3.1 hereof.

         "Merger Shares" shall have the meaning ascribed to it in Section 3.2 hereof.

         "PBGC" shall have the meaning ascribed to it in Section 5.20(b) hereof.

         "Person" means an individual, corporation, partnership, trust, joint venture, association or unincorporated organization or a Governmental Authority.

         "Proportionate  Share" shall have the meaning ascribed to it in Section
3.3 hereof.

         "Revised  Schedules"  shall have the meaning  ascribed to it in Section
8.10 hereof.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and all regulations promulgated pursuant thereto.

         "Securities Filings" shall mean the final amendment to IMNET's registration statement, as filed with the SEC in connection with its February 1996 public stock offering and such exhibits thereto as are reasonably requested by the Company, and the Form 10-Q filed by IMNET with the SEC for the quarter ended March 31, 1996.

         "Stockholders"  means  all  stockholders  of  the  Company.   They  are
identified on the signature page to this Agreement.

         "Software" shall have the meaning ascribed to it in Section 5.10(a) hereof.

         "Stock Rights" shall have the meaning ascribed to it in Section 4.9 hereof.

         "Surviving  Corporation"  shall  have  the  meaning  ascribed  to it in
Section 2.1 hereof.


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                                       -3-

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         "Termination Date" means September 30, 1996 or such other date on which this Agreement shall be terminated pursuant to Section 10.1 hereof.

         "Transactions" means the transactions contemplated by this Agreement.

         1.2. PRINCIPLES OF CONSTRUCTION. A statement made herein to the knowledge of a Person is made to the actual knowledge of such Person without any independent duty of investigation (or in the case of the Company, actual knowledge of either of the Stockholders).


                                    ARTICLE 2

                                   THE MERGER

         2.1. THE MERGER. At the Effective Time (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement, Oregon Law and Delaware Law, the Company shall be merged into Newco and the separate corporate existence of the Company shall cease, and Newco shall continue as the surviving corporation. Newco as the surviving corporation after the Merger hereinafter sometimes is referred to as the "Surviving Corporation".

         2.2. EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 8, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger and a Certificate of Merger, as appropriate, with the Secretary of State of the States of Oregon and Delaware, respectively, in such form as required by, and executed in accordance with, the relevant provisions of Oregon Law and Delaware Law and attached hereto as Exhibit 2.2 (the time of such filing being the "Effective Time").

         2.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Oregon Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all property, rights, privileges, powers and franchises of the Company and Newco shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Newco shall become the debts, liabilities and duties of the Surviving Corporation. As of the Effective Time, the Surviving Corporation shall be a direct and wholly-owned subsidiary of IMNET.

         2.4. SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurance or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Newco acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either Newco or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name of and on behalf of each such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such

351494.6


                                       -4-

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rights, properties or assets in the Surviving  Corporation or otherwise to carry out this Agreement.

         2.5.     CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS.

                  (a) Except for a provision changing the name of Newco to IMNET/LaserArc, Inc., unless otherwise determined by IMNET and the Company before the Effective Time, at the Effective Time the Certificate of Incorporation of Newco, as in effect immediately before the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

                  (b) The By-Laws of Newco, as in effect immediately before the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

                  (c) The directors and officers of the Company in office immediately before the Effective Time shall, by virtue of the approval of this Agreement by the stockholders and directors of the Company, be removed from office, and the directors and officers of Newco in office immediately before the Effective Time shall, by virtue of the approval of this Agreement by the stockholders and directors of the Company, be the directors and officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated by law, or in accordance with the By-Laws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law and the By-Laws of the Surviving Corporation.

         2.6. APPROVAL BY STOCKHOLDERS. This Agreement and Plan of Merger has been submitted to and approved by the sole stockholder of Newco in the manner prescribed by the provisions of the Delaware General Corporation Law, and has been submitted to and is subject to the approval of the Stockholders as required by the provisions of the Oregon Business Corporation Act.


                                    ARTICLE 3

                              MERGER CONSIDERATION

         3.1. MERGER CONSIDERATION. The aggregate consideration for the Merger ("Merger Consideration") shall be shares of IMNET Common Stock, par value $.01 per share ("IMNET Common Stock") having an aggregate value equal to $8,500,000, utilizing the Determination Price.

         3.2. DISTRIBUTIONS OF MERGER CONSIDERATION. At the Effective Time each share of Company Common Stock shall be converted into the right to receive shares of IMNET Common Stock (the "Merger Shares"), adjusted for stock dividends, stock splits, recapitalizations or any similar transaction that IMNET may undertake prior to the Closing Date; provided, however,

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                                       -5-

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that a portion of the Merger Shares shall be held in escrow by IMNET pursuant to
Section 3.4 below. The Merger Consideration shall be distributed among the Stockholders, as follows: The number of shares of the outstanding capital stock of the Company held by a Stockholder immediately before the Closing, divided by the total number of shares of capital stock of the Company outstanding immediately before the Closing Date, is such Stockholder's "Proportionate Share." In the Merger, the outstanding capital stock of the Company held by each Stockholder immediately before the Closing Date shall be converted and exchanged
into  the  number  of  shares  of  IMNET   Common  Stock  equal  to  the  Merger
Consideration multiplied by such Stockholder's Proportionate Share, as set forth on Schedule 3.2 attached hereto, and shall be paid to such Stockholder in shares of Common Stock of IMNET as set forth on Schedule 3.2 attached hereto, provided that in lieu of delivering fractional shares IMNET shall deliver an amount in cash based on the Determination Price.

         3.3. MERGER SHARES; DETERMINATION PRICE. The number of Merger Shares shall be equal to that number of shares of IMNET Common Stock which equals $8,500,000 divided by the Determination Price. The "Determination Price" shall be equal to the lesser of: (i) the average of the closing sales price for IMNET Common Stock reported on the Nasdaq Stock Market's National Market for the ten
(10) trading days ending one (1) trading day prior to the Closing Date and (ii) the average of the closing sales price for IMNET Common Stock reported on the Nasdaq Stock Market's National Market for the ten (10) trading days from September 4, 1996 through September 17, 1996; provided, however, that if the Determination Price as calculated above is less than $18.00, the total number of Merger Shares shall equal 472,224.

         3.4. ESCROW SHARES. At the Closing, the Stockholders will pledge to IMNET as security for claims for indemnification hereunder, in the aggregate, that number of Merger Shares determined by dividing 10% of the aggregate value of the Merger Consideration (i.e. $850,000) by the Determination Price ("Escrow Shares"), until the earlier of (i) the first anniversary of the Closing Date, or
(ii) the date on which IMNET's first audited fiscal year financial statements reflecting the acquistion by IMNET of the Company are publicly released, all as provided in an indemnity escrow and stock pledge agreement by and among IMNET and the Stockholders in the form of Exhibit 3.4 attached hereto (the "Indemnity Escrow and Stock Pledge Agreement"). Each Stockholder will pledge that number of Merger Shares determined by multiplying that Stockholder's respective Proportionate Share by the aggregate number of Escrow Shares as determined in accordance with the foregoing sentence. The Escrow Shares shall be pledged to IMNET in accordance with the terms of the Indemnity Escrow and Stock Pledge Agreement and shall be a non-exclusive source of funds, subject to IMNET's right to offset against any breaches of any representations, warranties or covenants of the Company or Stockholders contained in this Agreement or made pursuant hereto; provided that subject to the indemnification provisions of Article 7, neither the Escrow Shares nor IMNET's offset rights shall limit the rights of IMNET at law, in equity or under this Agreement.

         3.5. DELIVERY OF MERGER SHARES. On the Closing Date, IMNET will instruct its transfer agent to issue and deliver the Merger Shares (other than the Escrow Shares) to the Surviving Corporation to be delivered to the Stockholders upon surrender by the Stockholders to the Surviving Corporation of the certificates theretofore representing all of the outstanding shares of the common stock of the Company.


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



         3.6. CLOSING. The closing of the Transactions (the "Closing") shall take place on or before September 30, 1996, at the offices of IMNET's counsel or another mutually agreed upon location on the Business Day following compliance or waiver of the terms, conditions and contingencies contained herein or such other date as is mutually agreed upon by the parties hereto (such date to be herein referred to as the "Closing Date"). All computations, adjustments, and transfers for the purposes hereof shall be effective as of the close of business on the Closing Date.


                                    ARTICLE 4

                              ADDITIONAL COVENANTS

         4.1. CONSENTS. On or before the Closing Date, the Company shall have obtained all third party consents and approvals required with respect to the Company and/or the Stockholders for consummation of the Transactions, including without limitation, those consents listed on Schedule 4.1 hereof, but excluding such consents the failure of which to obtain in the aggregate would not have a Material Adverse Effect.

         4.2. EMPLOYMENT AGREEMENTS. Concurrently with the Closing, each of the Stockholders shall enter into employment agreements with IMNET in the form of Exhibits 4.2(a) and 4.2(b), respectively, attached hereto and made a part hereof.

         4.3. CONDUCT OF BUSINESS BY COMPANY PENDING MERGER. The Company and the Stockholders covenant and agree that, unless IMNET shall otherwise consent in writing or except as otherwise set forth herein, between the date hereof and the Closing, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company will use its best efforts to preserve intact the business organization of the Company, to keep available the services of the present officers, employees and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. The Company and the Stockholders covenant that the Company and the Stockholders shall not, between the date hereof and the Closing, directly or indirectly, do any of the following without the prior written consent of IMNET:

                  (a) (i) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, the Company; (ii) amend or propose to amend the Articles of Incorporation or By-Laws of the Company; (iii) split, combine or reclassify any outstanding share of the Company's capital stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to the Company's capital stock;
(iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of the Company's capital stock; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.3(a);

351494.6

                  (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) except in the ordinary course of business and in a manner consistent with past practices, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of the Company; (iii) enter into any material contract or agreement, except in the ordinary course of business; (iv) authorize any capital expenditure outside the ordinary course of business; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 4.3(b);

                  (c) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to increasing compensation of any officer, director, stockholder or employee or with respect to the grant of any severance or termination pay (otherwise than pursuant to policies of the Company in effect on the date hereof and fully disclosed to IMNET prior to the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

                  (d) make any payments except in the ordinary course of business and in amounts and in a manner consistent with past practice (none of which payments shall be unreasonable or unusual), under any Employee Benefit Plan or otherwise to any employee of, or independent contractor or consultant to, the Company, enter into any Employee Benefit Plan, any employment or consulting agreement, grant or establish any new awards under any such existing Employee Benefit Plan or agreement, or adopt or otherwise amend any of the foregoing;

                  (e) take any action except in the ordinary course of business and in a manner consistent with past practice or make any change in its methods of management, distribution, marketing, accounting or operating (or practices relating to payment of trade accounts or to other payments);

                  (f) except in the ordinary course of business or as permitted herein, take any action to incur or increase prior to Closing any indebtedness for borrowed money from banks or other financial institutions or cancel, without payment in full, any notes, loans or receivables except in the ordinary course of business;

                  (g)  loan  or  advance   monies  to  any   Person   under  any
circumstance whatsoever except for credit transactions with customers on terms consistent with past practices; or

                  (h) do any act or omit to do any act which would reasonably be expected to cause a breach of any contract, commitment or obligation of the Company, or which might reasonably be expected to cause the Merger to fail to qualify for "pooling of interests" accounting treatment.

         4.4. EXPENSES. All of the expenses incurred by IMNET in connection with the authorization, preparation, execution and performance of this Agreement and other agreements referred to herein, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for IMNET, shall be paid by IMNET. All expenses incurred by the Stockholders and the Company in connection with the authorization, preparation,

351494.6

                                         [  ] - Confidential Treatment Requested

execution and performance of this Agreement and the other agreements referred to herein, including without limitation, all fees and expenses of advisors, agents, representatives, brokers, counsel and accountants [ ].


         4.5.     NOTIFICATION OF CERTAIN MATTERS.

                  (a) The Company shall give prompt notice to IMNET of the following:

                           (i) the  occurrence  or  nonoccurrence  of any  event
whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty of the Company or any Stockholder contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) directly or indirectly, any Material Adverse Effect; or

                           (ii)  any  material  failure  of  the  Company,   any
Stockholder, any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (b) IMNET shall give prompt notice to the Company of the following:

                           (i) the  occurrence  or  nonoccurrence  of any  event
whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty of IMNET or Newco contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) directly or indirectly, any change in or effect on the business of IMNET or Newco that is or will be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of IMNET or Newco, or (C) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement, or the ability of IMNET or Newco to perform its respective obligations hereunder;

                           (ii) Any material  failure of IMNET or Newco,  or any
officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (c) Notwithstanding the foregoing, the delivery of any notice pursuant to this Section shall not waive or release the Stockholders from their representations or warranties under this Agreement; provided, however, that neither the Company nor the Stockholders shall be liable to IMNET or Newco for changes in facts and circumstances not caused by an act or omission of the Company or any Stockholder in violation of any representation, warranty or covenant in this Agreement.


351494.6

         4.6.     PUBLIC ANNOUNCEMENTS.

                  (a) Except for any public announcement relating to the Transactions previously made by IMNET, as may be required by law or as provided in this Section, each of the Company, the Stockholders, IMNET and Newco agrees that until the consummation of the Transactions, each of such parties will not, and will direct its directors, officers, employees, representatives and agents who have knowledge of the Transactions not to, disclose to any Person who is not a participant in discussions concerning the Transactions (other than Persons whose consent is required to be obtained hereunder), any of the terms, conditions or other facts with respect to the Transactions.

                  (b) The Company and the Stockholders shall obtain the prior oral or written consent of IMNET before issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to receiving such consent, except as may be in the good faith belief of the party issuing such press release required by law. The parties acknowledge and agree that IMNET expects to issue a press release with respect to the Transactions immediately after Closing.

         4.7. NO NEGOTIATIONS. The Stockholders and the Company covenant that subject to the termination provisions contained herein, from and after the date hereof, neither the Company nor its officers or directors nor anyone acting on behalf of the Company or such Persons, or any Stockholders shall, directly or indirectly, solicit, engage in discussions or negotiations with, or provide any information to, any Person, firm or other entity or group (other than IMNET or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving the Company.

         4.8. CONFIDENTIALITY. Until the Closing, each of IMNET and Newco shall, and shall cause its respective employees, agents, counsel, accountants, consultants and other representatives to hold in strict confidence any and all information obtained from the Company or the Stockholders and to not disclose any such information (unless such information is or becomes ascertainable from public sources or public disclosure of such information is in the good faith judgment of IMNET required by law); provided, however, that nothing contained herein shall limit the right of any such persons to disclose any such information to IMNET, Newco, or their respective employees, agents, representatives, counsel, accountants, financial advisors and/or underwriters for the purpose of facilitating the consummation of the Transactions.

         4.9. TERMINATION OF STOCK RIGHTS. Any and all convertible securities, options, warrants, or other contracts, commitments, agreements, understandings, arrangements or restrictions by which the Company is bound to issue any additional shares of its capital stock or other securities (collectively, "Stock Rights") are described on Schedule 4.9 hereto. Each of the Stock Rights (if any) shall be terminated by the Company on or before the Closing.

         4.10. DISCLOSURES REQUIRED BY LAW. In the event that any party hereunder makes an announcement or disclosure under Section 4.6 or 4.8 that it deems to be required by law, such

351494.6
party shall provide all other parties hereunder one business day's prior written notice of the content thereof as well as the legal requirement necessitating the announcement or disclosure.

         4.11. POOLING OF INTERESTS. The Stockholders covenant and agree that, after the consummation of the Merger, neither of them shall do any act or omit to do any act which might reasonably be expected to cause the Merger to fail to qualify for "pooling of interests" accounting treatment. IMNET and Newco covenant and agree that, after the consummation of the Merger, each of them shall use its reasonable best efforts not to do any act or omit to do any act which might reasonably be expected to cause the Merger to fail to qualify for "pooling of interests" accounting treatment.

                                    ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE STOCKHOLDERS

         In order to induce IMNET and Newco to enter into this Agreement and consummate the transactions contemplated hereby, the Company and each of the Stockholders jointly and severally represent and warrant to IMNET and Newco as follows, each of which warranties and representations is material to and relied upon by IMNET and Newco:

         5.1. ORGANIZATION AND AUTHORITY OF COMPANY. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon. The Company is not required to be qualified as a foreign corporation in any other jurisdiction where its failure to qualify would have a Material Adverse Effect. The Company has all necessary corporate power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted. The Company does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture, or other entity and does not have any subsidiaries, which for purposes of this Agreement means any corporation or other legal entity of which the Company (either alone or through or together with any other affiliate of the Company) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         5.2. CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. The Company has full corporate power and authority, and each of the Stockholders has full power and authority, to execute and deliver this Agreement and each of the Closing Documents to which the Company or any Stockholder is or will be a party and to consummate the Transactions. Each Stockholder represents and warrants that such Stockholder is the lawful owner of, and has good and marketable title to, the number of shares of the Company's outstanding capital stock as shown on Schedule
3.2 as being owned by such Stockholder, free and clear of any mortgage, pledge, claim, lien, charge, encumbrance or other right in any third party to purchase, vote or direct the voting of, any shares thereof. Each Stockholder further represents and warrants that the Stockholders and number of shares of Company common stock owned by such Stockholders are set forth on Schedule 3.2. The directors of the Company and the Stockholders have duly approved and authorized the execution and delivery of this Agreement and each of the Closing Documents and the consummation of the Transactions, and no other corporate proceedings other

351494.6
than approval of the Transactions by the Stockholders is necessary to approve the Transactions. Assuming that this Agreement and each of the Closing Documents to which IMNET or Newco is a party constitutes a valid and binding agreement of IMNET or Newco, this Agreement and each of the Closing Documents to which the Company and/or any Stockholder is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of the Company and/or such Stockholder, as the case may be, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity. The duly elected officers and directors of the Company are set forth on
Schedule 5.2 attached hereto. Copies of the Articles of Incorporation, the Bylaws and all minutes of the Company are contained in the minute books of the Company, and any stock certificates not outstanding are contained in the stock book of the Company. True, correct and complete copies of the minute books and stock book of the Company have been delivered to IMNET.

         5.3. SUFFICIENCY OF ASSETS. All material assets and rights relating to the Company's business are held solely by, and all agreements, obligations, expenses and transactions relating to the Company's business have been entered into, incurred and conducted solely by the Company.

         5.4. NO CONFLICT; REQUIRED CONSENTS. Assuming all consents, approvals, authorizations and other actions listed on Schedule 4.1 hereto have been obtained or taken and assuming the appropriate filings are made by IMNET and Newco to effectuate the Merger under Oregon Law and Delaware Law, except as set forth on Schedule 5.4 hereto the execution and delivery by the Company and each Stockholder of this Agreement and the Closing Documents and the consummation by the Company and each Stockholder of the Transactions do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, Person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filings or notices the failure of which to make or obtain will not have a Material Adverse Effect); (b) violate in any material respect the terms of any instrument, document or agreement to which the Company or any Stockholder is a party, or by which the Company or any Stockholder or the property of the Company or any Stockholder is bound, or be in conflict in any material respect with, result in a material breach of or constitute (upon the giving of notice or lapse of time or both) a material default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of the Company or any Stockholder; (c) violate the Company's Articles of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to the Company or any Stockholder, or the business or assets of the Company. Neither the Company nor any Stockholder is subject to, or is a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent or hinder the continued operation of the business of the Company after the Closing on substantially the same basis as theretofore operated.

         5.5. CAPITALIZATION. The authorized capital stock of the Company consists of 5,000 shares of common stock, no par value per share, 1,000 shares of which are outstanding, and no shares of which are held in the treasury of the Company. All outstanding shares of the

351494.6

Company's capital stock have been duly authorized, and are validly issued, fully paid and nonassessable. No preemptive (whether statutory or contractual) rights have been violated. The Stockholders are the sole record and beneficial owners of all of the issued and outstanding capital stock of the Company. No one other than the Stockholders has any beneficial or record interest in the capital stock of the Company. The Company has no convertible securities, options, warrants, or other contracts, commitments, agreements, understandings, arrangements or restrictions by which it is bound to issue any additional shares of its capital stock or other securities. All securities of the Company were offered and sold in compliance with (or exempt from) all registration requirements under applicable Federal and state securities laws.

         5.6. COMPLIANCE WITH LAWS. The Company is in compliance with all applicable laws, orders, rules and regulations of all governmental bodies and agencies, except where such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect. Neither the Company nor any Stockholder has received notice of any noncompliance with the foregoing.

         5.7. LICENSES AND PERMITS. The Company holds and is in compliance with all licenses, permits, concessions, grants, franchises, approvals and authorizations listed in Schedule 5.7 attached hereto and any other such licenses, permits, etc., necessary or required for the use or ownership of the Company's assets and the operation of the Company's business, except where the failure to hold such license, permit, concession, grant, franchise, approval or authorization has and will have, individually or in the aggregate, no Material Adverse Effect. Neither the Company nor any Stockholder has received notice of any violations in respect of any such licenses, permits, concessions, grants, franchises, approvals or authorizations. No proceeding is pending or, to the knowledge of the Company or any Stockholder, threatened, which seeks revocation or limitation of any such licenses, permits, concessions, grants, franchises, approvals or authorizations, nor is there any basis therefor.

         5.8.     FINANCIAL INFORMATION.

                  (a) Prior to the date hereof, the Company and the Stockholders have delivered to IMNET true, correct and complete copies of the unaudited balance sheets of the Company as of June 30, 1996, December 31, 1995 and December 31, 1994 and unaudited statements of operations for the fiscal years (or portions thereof) then ended (collectively, the "Historical Financials"). The balance sheets included in the Historical Financials fairly present in the reasonable opinion of the Stockholders the financial position of the Company as of the respective dates thereof (subject, in the case of any interim financial statements, to year-end adjustments and lack of footnotes and other presentation items), and the statements of operations included in the Historical Financials fairly present in the reasonable opinion of the Stockholders the results of operations of the Company for the respective periods indicated (subject, in the case of any interim financial statements, to year-end adjustments and lack of footnotes and other presentation items) and do not contain, except as disclosed on Schedule 5.8, any material item of special or nonrecurring income or other income not earned in the ordinary course of Company's business.

                  (b) Except as and to the extent specifically disclosed in this
Agreement   (and,   in   particular,   as  disclosed  in,  and  subject  to  the
qualifications (if any) set forth in the other

351494.6
representations  and  warranties  of the  Company and the  Stockholders  in this
Article 5), on the date hereof, there are no liabilities or obligations of the Company of any nature, whether liquidated, accrued, absolute, contingent or otherwise except for those (i) that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Historical Financials, or (ii) that arose thereafter in the ordinary course of business or
(iii) that are specifically set forth on Schedule 5.8 attached hereto; and at the Closing, there will be no material liabilities or obligations of the Company of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise except for those (A) that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Historical Financials, or (B) that arise after the date of such balance sheet in the ordinary course of business or (C) that are specifically set forth on Schedule 5.8.

                  (c) The Company is not, nor has been during the twelve (12) months immediately preceding the execution of this Agreement, insolvent within the meaning of 11 U.S.C. ss.101(31). The Company has paid and is paying its debts as they become due.

         5.9. NO UNDISCLOSED LIABILITIES. Except as and to the extent specifically disclosed in this Agreement (and, in particular, as disclosed in, and subject to the qualifications (if any) set forth in the other representations and warranties of the Company and the Stockholders in this
Article 5 (including, without limitation, Section 5.8(b)(ii)) or any Schedules hereto, as of the Closing Date, the Company had no material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect thereto. Furthermore, except as set forth in the Historical Financials, or elsewhere herein, neither the Company nor any of the Stockholders knows of any reasonable basis for the assertion against the Company of any such liability or obligation.

         5.10.   INTELLECTUAL  PROPERTY  -  NATURE  AND  EXTENT  OF  PROPRIETARY
INTEREST.

                  (a) Identification of Intellectual Property. Schedule 5.10(a) contains a complete and accurate list (sufficient to identify them) of all software-related and other trademarks, trade names and assumed names relating to the Company's business, and of the Company's software ("Software"), including, without limitation, programs and systems and related documentation, research projects, computer software under development, software concepts owned and proprietary intellectual property, processes, formulae and algorithms, including all intellectual property used in the ownership, marketing, development, maintenance, support and delivery of the Software and presently owned or licensed by the Company which are used or proposed to be used or reserved for use by the Company in the Company's business ("Intellectual Property"). Schedule 5.10(a) identifies certain third-party software which has been incorporated into the Software (the "Incorporated Software"), but excludes certain other standard third party software which is readily available to the general public (including IMNET) at a standard price. Except as specified on Schedule 5.10(a), the Company has taken no measures to register, patent, copyright or otherwise protect the Software or the Intellectual Property other than reasonable efforts to protect the confidentiality of the source code for the Software.


351494.6

                  (b) Sources of Ownership of Intellectual Property. The Company acquired its entire and exclusive rights to the Software and the Intellectual Property either through the efforts of its own employees and agents and independent contractors (see Section 5.12), or pursuant to the license agreements listed on Schedule 5.10(b), complete copies of which have been delivered to IMNET (the "Intellectual Property Rights Agreements"). As to Incorporated Software, the Company has the rights granted to it in the related Intellectual Property Rights Agreements.

                  (c) Agreements; No Infringement. All of the Incorporated Software is properly licensed to the Company under a user license or a software development agreement. The Software does not incorporate any software not listed on Schedule 5.10(a). Except as described in Schedule 5.10(c), to the knowledge of the Company and the Stockholders, the Intellectual Property does not infringe on any patents or copyrights of any Person and neither the Software (and related Intellectual Property) as licensed, sublicensed or sold by the Company (including all license, maintenance and other agreements with customers, complete copies of which have been provided to IMNET ("Customer Agreements")), nor any patents, formulae, processes, knowledge, trade secrets, trademarks, trade names, assumed names, copyrights, or designations used by the Company specifically with regard to the Customer Agreements or the Software, infringe on any trademark or other intellectual property rights of any Person, or violate the terms of any agreements listed on Schedule 5.10(b), or on any other Schedule attached hereto. Except as set forth in Schedule 5.10(c), neither the Company nor any of the Stockholders has any knowledge of any asserted claims of third parties to the ownership of any of the Intellectual Property, or a reasonable basis therefor nor is there any pending or, to the Company's and the Stockholders' knowledge, threatened claim against the Company or the Stockholders contesting the validity of or their right to use any of the Software or the Intellectual Property. Except as set forth in Schedule 5.10(c), in developing the Software neither the Company nor any of the Stockholders incorporated any software programs or features copyrighted to any other Person.

                  (d) Completeness of Schedules. Schedule 5.10(d) contains an accurate and complete list of all material Software-related intellectual property (or Intellectual Property) license agreements and Software maintenance agreements, if any, granted by the Company relating to the Company's business to the extent that such are not already listed on Schedule 5.10(b) or Schedule 5.11(a), including for each such license the names of the licensee or other customer and dates of commencement and expiration (or other termination). Complete copies of each such agreement have been delivered to IMNET by the Company.

                  (e) No Undisclosed Restrictions on Intellectual Property. Except as set forth on Schedule 5.10(e), or specifically described elsewhere herein or in any schedule hereto, the Software and Intellectual Property (A) are owned solely and exclusively by the Company, and (B) are and at the Closing will be, subject to no restriction on the Company's (or after the Closing, the Surviving Corporation's) use, disclosure or marketing, nor to any claim, lien or encumbrance whatsoever. Except as so disclosed, no other party other than IMNET has any rights to market any Software. To the knowledge of the Company and the Stockholders, no party to any of the Customer Agreements nor any consultant to a customer, is in possession of Software, or has made use of Software, except as permitted pursuant to agreements disclosed pursuant to this Agreement. To the knowledge of the Company and each Stockholder, no party to any of the agreements described on Schedule 5.10(b) nor any party (if any) who has received

351494.6
source code under a Customer Agreement or under any related source code agreement is in possession of Software, or to the Company's or the Stockholders' knowledge has made use of such source code, except as permitted pursuant to such agreements.

                  (f) Intellectual Property is not in Public Domain. To the knowledge of the Company and the Stockholders except as set forth on Schedule 5.10(f), none of the elements of the Software and the Intellectual Property is in the public domain.

                  (g) Third-Party Software Products Required to Utilize the Software. For each item of Software, Schedule 5.10(g) lists the third-party software required to be licensed by customers of the Company in order to utilize that item of Software, including both applications and operating systems, and third-party software, excluding Incorporated Software, required for IMNET to develop, maintain and deliver the Software.

                  (h) Compliance of Software and Intellectual Property with Performance Standards. All of the Software and the Intellectual Property which is licensed by the Company under Customer Agreements complies in all material respects with the performance representations with respect thereto contained in the Company's user and technical manuals in effect at the time of the Customer Agreements, and, when used in accordance with such user and technical manuals, performs in accordance with the Customer Agreements in all material respects. Except as set forth on Schedule 5.10(h), such Software as is currently made available for licensing to or access by customers is ready for installation and/or use in substantial conformance with the capability and performance standards set forth in the user or instruction manual associated with such Software. Each marketed Software system is documented and the documentation supplied to each licensee or user of each such system is sufficient in all material respects to enable a user reasonably competent in such matters to operate, access and/or use such system as intended. Nothing has come to the attention of the Company and the Stockholders to indicate that the license agreements entered into by the Company for use of Intellectual Property products by customers do not contain provisions for protection of the Company's confidential information, trade secrets and proprietary rights which the Company reasonably believes have been and will be sufficient to preserve the Company's proprietary rights therein.

         5.11. PRIOR PERFORMANCE BY THE COMPANY UNDER CERTAIN AGREEMENTS; NO DEFAULT.

                  (a) Customer Agreements; Reseller Agreements. Schedule 5.11(a) lists all existing Customer Agreements and reseller agreements to which the Company is a party, copies of which have been provided to IMNET.

                  (b) Royalties, Commissions and Other Obligations. Except as set forth on Schedule 5.11(b), the Company has no royalty, commission or similar obligation relating to the Software, the Customer Agreements or the Intellectual Property.

                  (c) No Default. Except as specifically identified on Schedule 5.11(c) hereto, the Company is not in default in its obligations under any of the agreements described on Schedule 5.10(b) or Schedule 5.11(a). To the knowledge of the Company and the Stockholders, no other party to any such agreement is in default thereunder, except as indicated on Schedule 5.11(c).

351494.6

         5.12.    ADDITIONAL DOCUMENTATION OF INTELLECTUAL PROPERTY RIGHTS.

                  (a)  Except  as  disclosed  on  Schedule  5.12(a),  all of the
Company's personnel, including (without limitation) employees, agents, consultants, and contractors, who have contributed to or participated in the conception and/or development or enhancement of the Software or the Intellectual Property have executed an assignment in favor of the Company substantially in the form of Exhibit 5.12(a) attached hereto.

                  (b) Except as set forth on Schedule 5.12(b), to the knowledge of the Company and the Stockholders:

                           (i) all  individuals and entities who have had access
to the Software or the Intellectual Property as independent contractors and have provided installation services for the Company have executed agreements containing appropriate and adequate restrictions on disclosure and use of Software;

                           (ii) all  individuals or entities who have had access
to the Software or the Intellectual Property as independent contractors and have provided conversion or other services (i.e., other than installation) for the Company have executed agreements containing appropriate and adequate restrictions on disclosure and use of Software;

                           (iii) all individuals or entities who have had access
to the Software or the Intellectual Property as independent contractors and have provided contract programming services to the Company have executed agreements containing appropriate and adequate restrictions on disclosure and use of Software; and

                           (iv) all agreements restricting disclosure and use of
Software known to the Company which have been executed by employees or independent contractors have been provided to IMNET.

                  (c) Except as specified on Schedule 5.12(c), and to the knowledge of the Company and the Stockholders, none of the past or present employees or independent contractors of the Company is in possession of Software, nor has made unauthorized use of Software or the Intellectual Property, except such as have had and will have no Material Adverse Effect. To the knowledge of the Company and the Stockholders, no party other than the Company, its employees and IMNET have access to or possession of source code, except as disclosed in the Customer Agreements.

         5.13. ABSENCE OF CERTAIN CHANGES. Except as reflected on Schedule 5.13, or elsewhere in this Agreement or specifically identified on any Schedules hereto, and since December 31, 1995, the Company has not and at the Closing Date will not have:

                  (a) Suffered a Material Adverse Effect, or become aware of any circumstances which might reasonably be expected to result in such a Material Adverse Effect; or suffered any material casualty loss to the Assets (whether or not insured).


351494.6

                  (b) Incurred any obligations specifically related to the Assets (including Customer Agreements), except in the ordinary course of business consistent with past practices.

                  (c) Permitted or allowed any of the Assets to be mortgaged, pledged, or subjected to any lien or encumbrance, except liens or encumbrances specifically excepted by the provisions of Section 5.15.

                  (d) Written down the value of any inventory, contract or other intangible asset, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs and write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the latest complete fiscal year; cancelled any other debts or claims, or waived any rights of substantial value, or sold or transferred any of its material properties or assets, real, personal, or mixed, tangible or intangible, except in the ordinary course of business and consistent with past practice.

                  (e) Sold, licensed or transferred or agreed to sell, license or transfer, any of the Assets, except in the ordinary course of business and consistent with past practice.

                  (f) To the Company's and the Stockholders' knowledge, received notice of any pending or threatened adverse claim or an alleged infringement of proprietary material, whether such claim or infringement is based on trademark, copyright, patent, license, trade secret, contract or other restrictions on the use or disclosure of proprietary materials.

                  (g) Incurred obligations to refund money to customers, except in the ordinary course of business, all of which will have no Material Adverse Effect.

                  (h) Become aware of any event, condition or other circumstance relating solely to the Assets (as opposed to any such event, condition, etc. which is, for example, national or industry-wide in nature) which might reasonably be expected to materially adversely affect the Assets.

                  (i) Made any capital expenditures or commitments, any one of which is more than $5,000, for additions to property, plant, or equipment;

                  (j) Made any material change in any method of accounting or accounting practice.

                  (k) Paid, loaned, guaranteed, or advanced any material amount to, or sold, transferred, or leased any material properties or assets (real, personal, or mixed, tangible or intangible) to, or entered into any agreement, arrangement, or transaction with any of the Company's officers or directors, or any business or entity in which any officer or director of the Company, or any affiliate or associate of any of such Persons has any direct or indirect interest;

                  (l) Agreed to take any action described in this Section 5.13;


351494.6

                  (m) Taken any action which would cause the Merger to fail to qualify for "pooling of interests" accounting treatment.

         5.14. TAXES. Except as set forth on Schedule 5.14, the Company has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by foreign, federal, state, or local taxing authorities as reflected in such tax returns and reports (including, without limitation, those due in respect of its properties, income, franchise, licenses, sales, and payrolls); and there are no tax liens upon any of the properties or assets, real, personal, or mixed, tangible or intangible of the Company.

         5.15. TITLE TO PROPERTIES; ENCUMBRANCES. Except as specifically identified in the Schedules hereto and except for items leased or licensed by the Company, or on Schedule 5.15 and further subject to Section 5.10, the Company has good, valid, and marketable title to all of the Assets. All of the Assets are in the possession or under the control of the Company, and none of the Assets are subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, or charge of any kind except as set forth on Schedule 5.15 or as specifically disclosed on the other Schedules hereto and, except minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially detract from the value or functional utility of the property subject thereto, and do not in any way materially impair the value of the Assets.

         5.16. EQUIPMENT. To the knowledge of the Company and the Stockholders, the Company's equipment is in adequate operating condition and repair subject to normal wear and tear, except as set forth on Schedule 5.16. Schedule 5.16 also sets forth a list of all current material maintenance agreements on the Company's equipment.

         5.17. FIXED ASSETS. Schedule 5.17 contains an accurate and complete description of all material fixed assets owned, leased, or used by the Company, including, without limitation, real property, the plants and structures located thereon, and the equipment located therein. To the Company's and the Stockholder's knowledge, such plants, structures, and equipment are structurally sound with no known defects and in good operating condition and repair subject to normal wear and tear, and the Company has not received any written notification that there is any violation of any building, zoning, or other law, ordinance, or regulation in respect of such property, plants, or structures, and to the best of the Company's and the Stockholders' knowledge no such violation exists.

         5.18. LEASES. Schedule 5.18 contains a list of all leases pursuant to which the Company leases real or personal property which is a part of the Assets utilized by the Company in conducting the Company's business, copies of which leases have been delivered to IMNET. All such leases are valid, binding, and enforceable in accordance with their terms (subject to bankruptcy, equitable and other considerations of general applicability), are in full force and effect, and except as set forth on Schedule 5.18, no event has occurred which is a default or which with the passage of time will constitute a default by the Company thereunder, nor has any such event occurred to the knowledge of the Company and the Stockholders which is a default by any other party to such lease. All property leased by the Company as lessee is in the possession of the Company. Except as indicated in Schedule 4.1 or Schedule 5.18, no consent of any lessor is required in connection with the Transactions.

351494.6

         5.19. LITIGATION. Except as set forth in Schedule 5.19, (i) there are no actions, proceedings or regulatory agency investigations against the Company or the Stockholders and, to the Company's and the Stockholders' knowledge, involving the Assets pending (served) or threatened against the Company or the Stockholders, (ii) neither the Company nor the Stockholders know of, or know of any reasonable basis for, any such action, proceeding or investigation against the Company or the Stockholders, and (iii) no such action, proceeding, or regulatory agency investigation has been pending (served) during the three-year period preceding the date of this Agreement. No assertion has ever been made to the Company to the effect that the Company has any liability as a successor to a third party's business or product line, and the Company knows of no basis for any such assertion.

         5.20.    EMPLOYEE BENEFIT PLANS.

                  (a) Schedule 5.20(a) sets forth a true and complete list of each "employee benefit plan" (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "Employee Benefit Plan", and collectively, the "Employee Benefit Plans"), for the benefit of (i) directors or employees of the Company or any other persons performing services for the Company, (ii) former directors or employees of the Company or any other persons formerly performing services for the Company, or (iii) beneficiaries of anyone described in (i) or
(ii) (collectively, "Company Employees") with respect to which the Company has any liability or obligation. Except as disclosed on Schedule 5.20(a) attached hereto, there are no other benefits for which the Company has any liability.

                  (b) The Company has delivered to IMNET and Newco, with respect to each Employee Benefit Plan, true and complete copies of (i) the documents embodying and relating to the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modification, if any, and employee handbooks, (ii) annual reports, if required, including but not limited to Forms 5500, 990 and 1041 for the last three (3) years for the plan and any related trust, (iii) financial statements for the last three years, and (iv) each communication involving the plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), Pension Benefit Guaranty Corporation ("PBGC") or any other governmental authority including, without limitation, the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a).

                  (c) The Company, each "ERISA Affiliate" (hereby defined to include any mode of business, whether or not incorporated, which has employees who are or have been at any time during the immediately preceding six (6) years, treated pursuant to Section 4001(a)(14)

351494.6
of ERISA and/or Section 414 of the Code as employees of a single employer which includes the Company), each Employee Benefit Plan and each Employee Benefit Plan "sponsor" or "administrator" (within the meaning of Section 3(16) of ERISA) has complied in all respects with the applicable requirements of Section 4980B of the Code and Section 601 et seq. of ERISA (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA"). Schedule 5.20(c) attached hereto lists the name of each Company Employee who has experienced a "Qualifying Event" (as defined in COBRA) with respect to an Employee Benefit Plan who is eligible for "Continuation Coverage" (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage. Schedule 5.20(c) attached hereto also lists the name of each Company Employee who is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FAMLA") and is receiving or entitled to receive health coverage under an Employee Benefit Plan, whether pursuant to FAMLA, COBRA or otherwise.

                  (d) With respect to each Employee Benefit Plan and except as otherwise set forth on Schedule 5.20(d) attached hereto:

                           (i) each Employee  Benefit Plan which is described in
Section 3(2) of ERISA qualifies under Section 401(a) of the Code and has received a determination letter from the IRS to the effect that the Employee Benefit Plan is qualified under Section 401 of the Code and that any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred or, to the Company's knowledge, is expected to occur, that caused or would cause the loss of such qualification or exemption or the imposition of any penalty or tax liability if uncorrected;

                           (ii) the Employee  Benefit Plan complies with and has
been maintained and operated in accordance with its terms and the applicable provisions of ERISA and the Code (including rules and regulations thereunder) and any other applicable law;

                           (iii) no claim, lawsuit,  arbitration or other action
has been asserted or instituted or threatened in writing against the Employee Benefit Plan, any trustee or fiduciaries thereof, the Company or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of the Employee Benefit Plan or any related trust;

                           (iv) no "prohibited  transaction" (within the meaning
of Section 4975 of the Code and Section 406 of ERISA) has, to the Company's knowledge, occurred or is expected to occur with respect to the Employee Benefit Plan which has subjected or could subject the Company, any ERISA Affiliate or Purchaser or any officer, director or employee of the Company, any ERISA Affiliate, Purchaser or the Employee Benefit Plan trustee, plan administrator or other fiduciary, to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or Section 4975 of the Code or any other liability with respect thereto;


351494.6

                           (v) the  Employee  Benefit Plan is not under audit or
investigation by the IRS or the DOL or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty; and

                           (vi) the  Employee  Benefit  Plan may by its terms be
amended or terminated by the Company on no more than 90 days notice. The parties acknowledge and agree that the accrued sick leave time for the Company's employees, and accrued vacation time for Larry C. Hunter and Paul Sherman, shall be terminated at Closing, and that all obligations of the Company relating thereto shall have been satisfied by the Company prior to Closing without any liability after Closing to either IMNET or Newco.

                  (e) The consummation of the Transactions will not alone give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Company Employee.

                  (f) Except as set forth on Schedule 5.20(f) attached hereto, no Employee Benefit Plan in any way provides for any benefits (other than under COBRA, the Federal Social Security Act or any Employee Benefit Plan qualified under Section 401(a) of the Code) to any Company Employee who, at the time the benefit is to be provided, is a former director or employee of, or other provider of services to, the Company or an ERISA Affiliate (or a beneficiary of any such person), or any other Company Employee, nor have any representations, agreements, covenants or commitments been made to provide such benefits.

                  (g) Since December 31, 1995 and through the date hereof, except as set forth on Schedule 5.20(g) attached hereto, neither the Company nor any ERISA Affiliate has, nor will it, (i) institute or agree to institute any new employee benefit plan or practice, (ii) make or agree to make any change in any Employee Benefit Plan, (iii) make or agree to make any increase in the compensation payable or to become payable by the Company or any ERISA Affiliate to any Company Employee, or (iv) except pursuant to this Agreement and except for contributions required to provide benefits pursuant to the provisions of the Employee Benefit Plans, pay or accrue or agree to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any Company Employee.

                  (h) The Company's accrued sick leave and vacation time for its employees is set forth on Schedule 5.20(h) attached hereto.

         5.21.    CONTRACTS AND COMMITMENTS.

                  (a) Except (i) as set forth in Schedule 5.21(a), and (ii) for the Customer Agreements listed in Schedule 5.11(a), there are, and at the time of Closing, will be no material unfulfilled obligations of the Company under any Customer Agreements, including any maintenance and warranty obligations.
Schedule 5.21(a) sets forth all material unfulfilled obligations of the Company to customers other than pursuant to the Customer Agreements listed in Schedule 5.11(a) and all proposals and commitments to potential customers or other third parties, and, to the extent relevant, the remaining amount of the unpaid, or paid but unearned, payment obligations relating to such unfulfilled obligations.

351494.6

                  (b) To the Company's and the Stockholders' knowledge, the Company is not in default nor is there any basis for any valid claim of default, and no default has been asserted against the Company, or, by the Company, under any Customer Agreements or Intellectual Property Rights Agreements.


                  (c) To the Company's and the Stockholders' knowledge, except as set forth in the Intellectual Property Rights Agreements (set forth at Schedules 5.10(b) and 5.10(e)), no aspect of the Company, its Assets, its business or operations is of such character as would restrict the Surviving Corporation from carrying on the Company's business anywhere in the world.

                  (d) Except as identified in Schedule 5.21(a), the Company has no consultant or independent contractor to whom it is paying compensation for services on a regular or continuing basis.

                  (e) Except as disclosed herein, the Company has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, or prospects. For purposes of this
Section 5.21(e), "material" means payment or performance of a service having a value in excess of $25,000 or a term in excess of one year.

                  (f) To the Company's and the Stockholders' knowledge, there are no outstanding contracts, commitments or bids, or Software licensing, development, sales or service proposals, that will result in any substantial loss to the Company (and/or the Surviving Corporation) upon completion or performance thereof, after allowance for normal direct licensing, development or distribution expenses.

                  (g) There are no outstanding material lease or purchase commitments of the Company which are not consistent with the Company's past lease and purchase commitment practices.

                  (h) All accounts receivable of the Company whether reflected in the Historical Financials or otherwise, represent amounts that have been invoiced, sales or licenses actually made or granted in the ordinary course of business, and neither the Company nor any Stockholder is aware of any fact or circumstance that would impair the collectibility of such accounts receivable net of any reserve shown on the Company's most recent balance sheet included in the Historical Financials provided to IMNET (which reserve is in the good faith of the Company and each Stockholder believed to be adequate and was calculated consistent with past practice).

         5.22.    WORK-IN-PROCESS, ORDERS, COMMITMENTS AND RETURNS.

                  (a) Except as set forth on Schedule 5.22(a), there are no outstanding bids by employees of the Company made on behalf of the Company to provide, nor unfilled orders for, Software or maintenance.


351494.6

                  (b) Except as set forth on  Schedule  5.22(b),  as of the date hereof, except for any claims specifically disclosed on other Schedules hereto, to the Company's and the Stockholders' knowledge, there are no claims nor does the Company reasonably expect to make or receive any claims to terminate Customer Agreements or material licenses, services, or other orders, or receive a refund relating to Customer Agreements, licenses, maintenance agreements, or other fees by reason of alleged dissatisfaction with the Company's capabilities or performance (including those related to Software), or defective or unsatisfactory products or services. The Company has accepted no orders for services, and has placed no Software (or any other product) in the hands of customers under an understanding that such services or products would be returnable or subject to refund in whole or in part, except as specifically set forth in the Customer Agreements.

                  (c) Except as set forth on Schedule 5.22(c), the Company has not been notified in writing that the consummation of the Transactions will result in any material cancellations or withdrawals of accepted and unfilled orders for Software, or maintenance or other services and the Company will inform IMNET promptly upon receipt of any notification to that effect received after the day hereof. To the knowledge of the Company and the Stockholders, neither the execution of this Agreement nor the consummation of the Transactions will result in any material cancellations or withdrawals of accepted and unfilled orders for the license or sales of Software services or merchandise.

         5.23. TAX LIENS. There are no tax liens upon any of the Assets (other than liens for current taxes not yet due).

         5.24. ASSETS NECESSARY TO BUSINESS. Except as described in Schedule 5.24, the Assets are all of the items in the reasonable judgment of the Stockholders necessary to license and maintain the Software, and to provide all services required under the Customer Agreements in connection with the Company's business, assuming competent personnel, general office facilities, adequate computer facilities and effective distribution channels are available.

         5.25. DISCLOSURE. No representation or warranty by the Company or the Stockholders contained in this Agreement and no statement contained in any certificate or schedule furnished to IMNET pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. To the knowledge of the Company and the Stockholders, there is no current event or condition of any kind or character pertaining to the Company that may reasonably be expected to have a Material Adverse Effect, except as disclosed herein.

         5.26.    CERTAIN OTHER CONTRACTS.

                  (a) The Company does not have (i) any outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, suppliers, or dealers that are not cancelable by it on notice of not longer than thirty days and without material liability, penalty, or premium; (ii) any agreement or arrangement providing for the payment of any material bonus or commission based on sales or earnings; or (iii) any agreements that contain any material severance or termination pay liabilities or obligations.


351494.6

                  (b) The Company has not given any power of attorney relating to the Assets (whether revocable or irrevocable) to any Person, firm, or corporation for any purpose whatsoever, other than appointment of registered agents or agents for service of process as required by law.

                  (c) The Company is not paying, and has no obligation to pay, any disability, medical expenses, pension, deferred compensation, or retirement allowance to any Person.

                  (d) The Company is not in default nor, to the knowledge of the Company and the Stockholders, is there any basis for any valid claim of default, against the Company, or by the Company, under any material contracts made or obligations owed by or to the Company.

                  (e) The Company is not a party to any material licensing agreement relating to the Company's business either as licensor or licensee, except as set forth in the Schedules hereto.

         5.27. IMNET'S ACCESS AND INSPECTION. On reasonable notice, the Company and the Stockholders shall provide IMNET full access during normal business hours from and after the date hereof until the Closing to all of the books and records of the Company as they relate to the Company's business and the Assets, and shall furnish such information concerning the business and affairs of the Company as may be requested, in each case for the purpose of making such continuing investigation of the Company and its respective predecessors and the Assets as IMNET may desire. The Company and the Stockholders shall cause personnel to assist IMNET in such continuing investigation and shall cause their personnel, counsel, accountants and other non-employee representatives to be reasonably available to IMNET in connection with its continuing investigation.

         5.28. COMPLETE DOCUMENTATION. Except as specifically indicated elsewhere herein, all documents delivered by the Company or the Stockholders to IMNET in connection herewith have been complete originals, or exact copies thereof.

         5.29. ONGOING BUSINESS. The Company will utilize its best efforts to keep its operations and business intact until the Closing; to keep available to IMNET the services of its present employees; and to preserve for IMNET the business relations of the suppliers and customers of the Company and the business relations of the others with which the Company has business relations, and otherwise preserve the Assets. Prior to Closing, the Company will engage in no activities outside the ordinary course of business, except as contemplated herein.

         5.30. ADVISORS FEES. Except as set forth on Schedule 5.30, neither the Company nor any Stockholder has retained or utilized the services of any advisor, broker, finder or intermediary, or paid or agreed to pay any fee or commission to any other Person or entity for or on account of the Transactions, or had any communications with any Person or entity which would obligate IMNET or the Surviving Corporation to pay any such fees or commissions.

         5.31. BANK ACCOUNTS. Schedule 5.31 contains a true, complete and correct list showing the name and location of each bank or other institution in which the Company has any deposit

351494.6
account or safe deposit box, together with a listing of account numbers and names of all Persons authorized to draw thereon or have access thereto.


                                    ARTICLE 6

                        REPRESENTATIONS AND WARRANTIES OF
                                 IMNET AND NEWCO

         In order to induce the Company and the Stockholders to enter into this Agreement and consummate the Transactions, IMNET and Newco jointly and severally represent and warrant to the Company and the Stockholders as follows, each of which representations and warranties is material to and relied upon by the Company and the Stockholders:

         6.1. ORGANIZATION OF IMNET AND NEWCO. Each of IMNET and Newco is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power to own its property and to carry on its business as now being conducted by it.

         6.2. CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. Each of IMNET and Newco has full corporate power and authority to execute and deliver this Agreement and each of the Closing Documents to which IMNET or Newco is or will be a party and to consummate the Transactions. The Board of Directors of IMNET and the Board of Directors and sole stockholder of Newco have duly approved and authorized the execution and delivery of this Agreement and each of the Closing Documents to which it is or will be a party and the consummation of the Transactions, and no other corporate proceedings on the part of IMNET or Newco are necessary to approve and authorize the execution and delivery of this Agreement and such Closing Documents and the consummation of the transactions contemplated hereby and thereby. Assuming that this Agreement and each of the Closing Documents to which IMNET or Newco is a party constitutes a valid and binding agreement of Company and/or Stockholders, as the case may be, this Agreement and each of the Closing Documents to which IMNET or Newco is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of IMNET and/or Newco, as the case may be, in each case enforceable against IMNET and/or Newco in accordance with its terms.

         6.3. NO CONFLICT; CONSENTS. Except as set forth on Schedule 6.3 hereto, the execution and delivery by each of IMNET and Newco of this Agreement, the Closing Documents to which it is or will be a party and the consummation by IMNET and Newco of the Transactions do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, Person or other entity or any public, governmental or judicial authority; (b) violate in any material respect the terms of any instrument, document or agreement to which IMNET or Newco is a party, or by which IMNET or Newco or the property of IMNET or Newco is bound, or be in conflict in any material respect with, result in a material breach of or constitute (upon the giving of notice or lapse of time, or both) a material default under any such instrument, document or agreement; (c) violate IMNET's or Newco's Certificate of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling,

351494.6
law or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to IMNET or Newco and relating to the Merger.


         6.4. BROKERS FEES AND EXPENSES. Except for The Robinson-Humphrey Company, Inc., neither IMNET nor Newco has retained or utilized the services of any broker, finder, or intermediary, or paid or agreed to pay any fee or commission to any other Person or entity for or on account of the transactions contemplated hereby, or had any communications with any Person or entity which would obligate the Company or the Stockholders to pay any such fees or commissions.

         6.5. ABSENCE OF MATERIAL CHANGES. Except as set forth on Schedule 6.5 attached hereto, since June 30, 1996 there has not been any material adverse change in the condition (financial or otherwise) of the business, operations, condition, liabilities, assets or regulatory status of IMNET.

         6.6. SHARES TO BE DELIVERED. The Merger Shares, when issued and delivered to the Stockholders pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of IMNET. Upon delivery to the Stockholders of the Merger Shares at the Closing and assuming that the Stockholders are receiving the Merger Shares in good faith without notice of any adverse claims, the Stockholders will receive good and unencumbered title to the Merger Shares, free and clear of all liens, restrictions, charges, encumbrances and other security interests of any kind or nature whatsoever, except for claims arising out of acts of or claims against the Stockholders, restrictions existing under applicable securities laws and the rights of IMNET and Newco under the Indemnity Escrow and Stock Pledge Agreement.

         6.7. RULE 144 REQUIREMENTS. With a view to making available to the Stockholders the benefits of Rule 144 (17 CFR 230.144) promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of IMNET to the public without registration, IMNET agrees that, at all times during which it is subject to the reporting requirements of the Exchange Act, to use its commercially reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act. Notwithstanding the foregoing, IMNET shall have no liability to any Stockholder for any losses, including those attributable to decreases in the price of any securities which a Stockholder may suffer, if IMNET shall fail to fulfill the obligations assumed by it pursuant to this Section.

         6.8. ACCURACY OF SECURITIES FILINGS. IMNET has furnished the Securities Filings to the Company and the Stockholders or their representatives. The
Securities   Filings  comply  in  all  material  respects  with  the  applicable requirements of the Securities Act and the Exchange Act, and, as of the dates thereof, to IMNET's knowledge, do not contain any untrue statement of any material fact or omit to state a material fact required therein to be stated or omit to state a material fact in order to make the statements therein not misleading. All financial statements set forth in the Securities Filings present fairly the financial condition of IMNET as of (or for the period ending on) their respective dates.


351494.6

         6.9. APPROVALS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by IMNET and Newco will not require the consent, approval, order or authorization of any governmental entity or regulatory authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which IMNET or Newco is a party or to which any of its properties are subject, except for such consents, approvals, actions, filings or notices the failure of which to make or obtain will not have a material adverse effect on the business, assets, results of operation, properties, or financial condition of IMNET, and except for any federal or state filings required by applicable securities laws, no declaration, filing or registration with any governmental entity or regulatory authority is required by IMNET or Newco in connection with the execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, or the performance by IMNET or Newco of their obligations hereunder.

         6.10.    TAX REPRESENTATIONS.

                  (a) Newco has no intention following the Merger to issue additional shares of its stock that would result in IMNET's losing control of Newco within the meaning of Code ss.368(c)(1).

                  (b) IMNET has no plan or intention to reacquire any of its stock issued in the Merger.

                  (c) IMNET has no plan or intention to liquidate Newco; to merge Newco with and into another corporation; to sell or otherwise dispose of the stock of Newco; or to cause Newco to sell or otherwise dispose of any of the assets the Company acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Code ss.368(a)(2)(C).

         6.11. ACCURACY OF REPRESENTATIONS. No representation or warranty by IMNET or Newco contained in this Agreement and no statement contained in any certificate or schedule furnished to the Stockholders pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.


                                    ARTICLE 7

                                 INDEMNIFICATION

         7.1. INDEMNIFICATION BY STOCKHOLDERS. The Stockholders jointly and severally hereby agree to indemnify and hold IMNET and the Surviving Corporation, and each of its respective affiliates, directors, officers, employees and agents, harmless from and against all claims, liabilities, lawsuits, costs, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in litigation or otherwise) arising out of and sustained by any of them due to (a) any misrepresentation or breach of any representation, warranty, covenant or agreement of the Company or any Stockholder contained in this Agreement or any Closing Document; or (b) any liability or obligation relating to the operation of the Company's business,

351494.6
the Transactions or the ownership or use of the Assets, including, without limitation, any and all claims, liabilities, taxes, debts, contracts, agreements, obligations, damages, costs and expenses, known or unknown, fixed or contingent, claimed or demanded by third parties against IMNET or the Surviving Corporation arising out of the operation of the Company's business, the Transactions, or the ownership or use of the Assets through the Closing Date not specifically disclosed herein or in the Schedules attached hereto or in any Closing Document or the schedules attached thereto (collectively all claims described in this Section 7.1, being "Section 7.1 Indemnified Claims").

         7.2. INDEMNIFICATION BY IMNET. IMNET hereby agrees to indemnify and hold the Stockholders harmless from and against all claims, liabilities, lawsuits, costs, damages or expenses (including without limitation reasonable attorneys fees and expenses incurred in litigation or otherwise) arising out of and sustained by any of them due to any misrepresentation or breach of any representation, warranty, covenant or agreement of IMNET, Newco or the Surviving Corporation in this Agreement or any Closing Document.

         7.3. PROVISIONS REGARDING INDEMNIFICATION. The indemnified party (or parties) shall promptly notify the indemnifying party (or parties) of any claim, demand, action or proceeding for which indemnification will or may be sought under Section 7.1 or 7.2 of this Agreement and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right, at its expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate in (at its own expense), but not control, the defense of any such third party claim, demand, action or proceeding.  In connection  with any such third party claim,  demand,  action or proceeding, the Stockholders, IMNET and the Surviving Corporation shall cooperate with each other. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party provided, however, that if a firm, written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

         7.4. SURVIVAL. The representations and warranties contained in this Agreement and in the Closing Documents delivered at the Closing shall survive the Closing for a period ending on the first anniversary date of the Closing and shall thereafter cease to be of any force and effect, except for (a) claims as to which notice has been given in accordance with Section 7.3 hereof prior to such date and which are pending on such date, and (b) representations and warranties relating to: (i) title to the Company's Assets (Section 5.3), (ii) ownership of stock of the Company by the Stockholders (Section 5.5), (iii) taxes (whether pursuant to Sections 5.9 or 5.14), or (iv) employee benefits (Section 5.20), each of which shall survive until the end of the statute of limitations applicable to the underlying claim for which indemnification is sought.


351494.6

         7.5. RIGHT OF SET-OFF. Upon ten (10) business days written notice to the Stockholders specifying in reasonable detail the basis therefor, IMNET shall, subject to the limitations set forth in Section 7.6, have the right to set off against amounts otherwise due to the Stockholders pursuant to the terms of the Indemnity Escrow and Stock Pledge Agreement any amounts otherwise payable by the Stockholders to IMNET pursuant to the indemnification provisions in this
Article 7; provided, however, that if the Stockholders notify the escrow agent under the Indemnity Escrow Agreement in writing within such ten (10) business day period of their objection to the indemnification claim, such claim shall be administered pursuant to the terms of the Indemnity Escrow Agreement. Said right of set-off, however, shall not be exclusive of any other right or remedy IMNET may have with respect to indemnification under this Agreement.

         7.6. INDEMNIFICATION BASKET. Notwithstanding anything to the contrary contained herein, IMNET will assert no claim against the Stockholders under this
Article 7 until the total of all Section 7.1 Indemnified Claims equals or exceeds in the aggregate $50,000 (the "Base Amount"), at which time all Section
7.1 Indemnified Claims in excess of the Base Amount may be claimed in full and, if indemnifiable under this Article 7, shall be indemnified in full.


         7.7.  STOCKHOLDERS'  LIMIT  OF  LIABILITY.  Notwithstanding  any  other provision in this Agreement to the contrary, the aggregate liability of the Stockholders in respect of this Section 7 shall not exceed the Stockholders' aggregate Proportionate Share of $8,500,000 except that there shall be no limit of liability for remedies based upon fraud, intentional breach of a representation, warranty or covenant, or for remedies based upon a breach of the representation and warranty as to the Company's capitalization set forth in
Section 5.5.

         7.8. EXCLUSIVE REMEDY. The remedies provided to IMNET and Newco under this Article 7 constitutes the sole and exclusive remedies for recovery against the Stockholders based upon the breach of any representation or warranty of the Company or the Stockholders contained herein or in any certificate, schedule or exhibit furnished by any of such parties in connection herewith or based upon the failure of the Company or the Stockholders to perform any covenant, agreement or undertaking required by the terms hereof to be performed by any of such parties.

         7.9. EFFECT OF INSURANCE. With respect to any indemnifiable claim hereunder, the amount recoverable by the party seeking indemnification shall take into account the present value of any insurance or third party indemnification recoveries, or reimbursements realized by or inuring to the benefit of such party, arising from the same incident or set of facts or circumstances giving rise to the claim for indemnification.



351494.6

                                    ARTICLE 8

                            CONDITIONS TO OBLIGATIONS
                           OF IMNET AND NEWCO TO CLOSE

         Each and every obligation of IMNET and Newco under this Agreement to be performed on or prior to the Closing shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions:

         8.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by the Company and the Stockholders in or pursuant to this Agreement or given on their behalf hereunder shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

         8.2. OBLIGATIONS PERFORMED. The Company and the Stockholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

         8.3. CONSENTS. The Company shall have obtained and delivered to IMNET written consents of all Persons or entities whose consent is required to consummate the Transactions, including, without limitation, the consent of the Stockholders, and all of such consents shall remain in full force and effect at and as of the Closing.

         8.4. CLOSING DELIVERIES. The Company and/or the Stockholders shall have delivered to IMNET each of the following, together with any additional items which IMNET may reasonably request to effect the transactions contemplated herein:

                  (a) the Company's outstanding stock certificates;

                  (b) a certificate of the President of the Company certifying as to the matters set forth in Sections 8.1, 8.2 and 8.3 hereof and as to the satisfaction of all other conditions set forth in this Article 8;

                  (c) an Articles of Merger and/or a Certificate of Merger, as appropriate, duly executed by an officer of the Company, for filing in accordance with the provisions of Section 2.2 hereof,

                  (d) Employment Agreements duly executed by Messrs. Hunter and Sherman;

                  (e) written consents from all parties to all leases and contracts whose consent to the Merger is required;

                  (f) the corporate minute books, seals (if any) and stock transfer books of the Company, certified by the corporate secretary of Company (in form and substance acceptable to IMNET) as true, correct and complete;


351494.6

                  (g) an opinion of counsel to the Company and the Stockholders substantially in the form of Exhibit 8.4(g) attached hereto;

                  (h) the Indemnity Escrow and Stock Pledge Agreement executed by the Stockholders, substantially in the form of Exhibit 3.4 attached hereto; and

                  (i) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the Transactions.

         8.5. NO CHALLENGE. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any pending action by any other Person, challenging, or seeking material damages in connection with the Merger or the ability of IMNET or any of its affiliates to own and operate the Company or otherwise materially adversely affecting the business, assets, prospects, financial condition or results of operations of the Company.

         8.6. NO INVESTIGATIONS OF COMPANY OR BUSINESS. As of the Closing Date there shall be no, and neither the Company nor any Stockholder shall have any knowledge of any pending or threatened investigation by any municipal, state or federal government agency or regulatory body with respect to the Company, the Company's assets or the Company's business.

         8.7. NO MATERIAL ADVERSE EFFECT. Since December 31, 1995, there shall have been no Material Adverse Effect.

         8.8. SECURITIES LAWS. The parties shall have complied with all federal and state securities laws applicable to the Transactions. All "Blue Sky" permits or approvals required to carry out the Transactions shall have been received.

         8.9. APPROVAL. IMNET shall have received at Closing copies of minutes of meetings of the Stockholders and the Board of Directors of the Company, certified by the corporate secretary of the Company, unanimously approving and authorizing the Merger and the Transactions. The consummation of the Transactions shall have been approved by the Board of Directors of IMNET and Newco.

         8.10. REVISED SCHEDULES. The Company and the Stockholders shall have provided IMNET with revised Schedules dated as of the Closing Date (the "Revised Schedules"), with all material changes through such date duly noted thereon, and the Revised Schedules will not contain any disclosures which (i) should have been but were not disclosed on the Schedules attached hereto or (ii) set forth material changes which in the opinion of IMNET, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect unless such disclosures are approved in writing by IMNET.

         8.11.  LEGALITY.  No  federal  or  state  statute,   rule,  regulation,
executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.


351494.6

         8.12. REGULATORY MATTERS. All filings shall have been made and all approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the Transactions and all actions by or in respect of, or filings with, any governmental body, agency or official or any other Person required to permit the consummation of the Merger so that the Surviving Corporation shall be able to continue to carry on the business of the Company substantially in the manner now conducted by the Company shall have been taken or made.

         8.13. REPAYMENT OF DEBTS. At the Closing, all officers, directors, stockholders and employees of the Company shall repay to the Surviving Corporation in full any outstanding indebtedness owed to the Company by them or their families.

         8.14. TERMINATION OF STOCK RIGHTS. All Stock Rights of the Company, if any, shall be terminated on or before the Closing.

         8.15. RELEASES. Each of the Stockholders shall have executed releases in favor of the Company in form reasonably satisfactory to IMNET and its counsel.

         8.16. POOLING LETTER. IMNET and Newco shall have received a letter from IMNET's independent accounting firm in form satisfactory to IMNET providing comfort that the consummation of the Merger shall qualify for "pooling of interests" accounting treatment.


                                    ARTICLE 9

                             CONDITIONS TO COMPANY'S
                          AND STOCKHOLDERS' OBLIGATIONS

         Each and every obligation of the Company and the Stockholders under this Agreement to be performed on or prior to the Closing, shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions:

         9.1. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by IMNET and Newco in or pursuant to this Agreement or given on its behalf hereunder shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

         9.2. OBLIGATIONS PERFORMED. IMNET and Newco shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

         9.3. CLOSING DELIVERIES. IMNET and Newco shall have delivered to the Stockholders each of the following, together with any additional items which the Stockholders may reasonably request to effect the Transactions:

                  (a) the Indemnity Escrow and Stock Pledge Agreement, duly executed by IMNET;

351494.6

                  (b) a confirmation letter from IMNET's transfer agent that stock certificates representing the Merger Shares (net of the Escrow Shares) in appropriate denominations in the names of each Stockholder have been mailed to the Stockholders;

                  (c) certified copies of the corporate resolutions of IMNET and Newco authorizing the execution, delivery and performance of this Agreement by IMNET and Newco, together with incumbency certificates with respect to the respective officers of IMNET executing documents or instruments on behalf of IMNET;

                  (d) a certificate of the President or Chief Executive Officer of IMNET certifying as to the matters set forth in Sections 9.1 and 9.2 hereof and as to the satisfaction of all other conditions set forth in this Article 9;

                  (e) the Employment Agreements with Messrs. Hunter and Sherman, respectively, duly executed by IMNET;

                  (f) opinion of counsel to IMNET and Newco substantially in the form of Exhibit 9.3(f); and

                  (g) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the Transactions.

         9.4. NO CHALLENGE. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any pending action by any other Person, challenging or seeking material damages in connection with the Merger or the ability of IMNET or any of its affiliates to own and operate the Company or otherwise materially adversely affecting the business, assets, prospects, financial condition or results of operations of the Company.

         9.5. APPROVAL OF STOCKHOLDERS. The Stockholders shall have approved entering into this Agreement, the Merger and the Transactions in accordance with Oregon Law.


                                   ARTICLE 10

                     PROVISIONS REGARDING THE MERGER SHARES

         10.1. REPRESENTATIONS BY THE STOCKHOLDERS. Each Stockholder represents and warrants to IMNET that such Stockholder is acquiring the Merger Shares for investment and not with a view to the distribution or resale thereof, and will confirm such intention to IMNET by letter simultaneously with the Closing. The issuance of the Merger Shares hereunder has not been registered under the Securities Act, the Georgia Securities Act of 1973, as amended (the "Georgia Act") in reliance upon Section 10-5-9(12) and (13) thereunder, or any other state securities or Blue Sky law.

         10.2. COVENANTS OF THE STOCKHOLDERS. Each Stockholder covenants not to offer, sell, transfer, assign, mortgage, pledge, or otherwise dispose of or encumber any of the Merger

351494.6

Shares delivered to him pursuant to this Agreement if and to the extent such action would prevent IMNET from accounting for the acquisition of the Company as a "pooling of interests". In addition to the foregoing, no Stockholder may take any of the aforementioned actions with respect to the Merger Shares until after IMNET shall have publicly released audited financial statements of the combined operations for IMNET and the Surviving Corporation for not less than a thirty
(30) day period. Furthermore, no such sale, transfer, assignment, mortgage, pledge or other disposition may be effected unless in the opinion of counsel acceptable to IMNET given prior to such transaction, (a) such transaction may be effected in compliance with the Securities Act, the Georgia Act and any other applicable state securities or Blue Sky law, and without registration thereunder, or (b) if such registration is required, that such registration has become effective and remains in effect.

         10.3. LEGEND, ETC. Each Stockholder agrees that IMNET will endorse on any certificate for the Merger Shares to be delivered to such Stockholder pursuant to this Agreement an appropriate legend referring to the provisions of Sections 10.1 and 10.2 hereof and the absence of registration thereof, and that IMNET may instruct its transfer agents not to transfer any such shares unless advised by IMNET that such provisions have been complied with.

         10.4. DUE DILIGENCE. Each Stockholder acknowledges that such Stockholder has had full opportunity to investigate the business of IMNET, and that the investment in the Merger Shares is highly speculative. Each Stockholder represents that such Stockholder can bear the economic risks of such an investment. Each Stockholder also represents that such Stockholder has such familiarity with the business of IMNET that such Stockholder is able to evaluate the advisability of such Stockholder's investment in the Merger Shares based upon the information made available to such Stockholder. Each Stockholder acknowledges the "Risk Factors" set forth in the prospectus of IMNET dated February 15, 1996.

         10.5. REGISTRATION. Upon request by the holders of a majority in interest of the Merger Shares, and assuming Form S-3 is available for such a transaction under the Securities Act of 1933, IMNET will, upon no less than 45 days' notice, use its best efforts to file a registration statement on Form S-3 (utilizing Rule 415 to the extent available) to register the shares owned by the Stockholders, or such of the Stockholders as choose to participate. IMNET shall only be required to file one such registration statement, and no such filing shall be made prior to the date on which IMNET shall publicly release audited financial statements of the combined operations for IMNET and the Surviving Corporation for not less than a thirty (30) day period.

         10.6. EXPENSES OF OFFERING. Without regard to whether the registration statement relating to the proposed sale of the Merger Shares is made effective or the proposed sale of such shares is carried out, IMNET shall pay the fees and expenses in connection with any such registration including, without limitation, legal, accounting and printing fees and expenses in connection with such registration statements, the registration filing and examination fees paid under the Securities Act and state securities laws and the filing fees paid to the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Stockholders shall be responsible for the payment of underwriting discounts and commission, if any, applicable transfer taxes and fees and charges of any attorneys or other advisers retained by such Stockholders.


351494.6

                                         [  ] - Confidential Treatment Requested


         10.7. REGISTRATION PROCEDURES AND EXPENSES. If and whenever pursuant to the provisions of this Article 10 IMNET effects registration of Merger Shares under the Securities Act of 1933 and state securities laws, IMNET shall:

                  (a) Prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective;

                  (b) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the underwriters shall reasonably request, and do any and all other acts and things which may be necessary or advisable (in the sole opinion of IMNET) to enable the Stockholders offering such securities to consummate the disposition thereof; provided, however, that in no event shall IMNET be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such registration statement in any jurisdictions where it is not now so subject.

         10.8. LIMITATION ON OBLIGATIONS TO REGISTER. Anything in this Article 10 to the contrary notwithstanding:

                  (a) IMNET shall not be obligated pursuant to Section 10.5 to effect any registration after two years from the Closing Date, or such shorter period as may be specified in Rule 144(d).

                  (b) IMNET may defer the filing of any registration statement or suspend the use of a prospectus under a currently effective registration statement under Section 10.5 at its discretion for good cause. For example, IMNET may defer the filing ("Filing") if (i) IMNET is engaged in active negotiations with respect to the acquisition of a "significant subsidiary" as defined in Regulation S-X promulgated by the SEC under the Exchange Act and the Securities Act which would in the opinion of counsel for IMNET be required to be disclosed in the Filing; or (ii) in the opinion of counsel for IMNET, the Filing would require the inclusion therein of certified financial statements other than those in respect of IMNET's most recently ended full fiscal year and any preceding full fiscal year, and IMNET may then, at its option, delay the imposition of its obligations pursuant to Section 10.5 hereof until the earlier of (A) the conclusion or termination of such negotiations, or the date of availability of such certified financial statements, whichever is applicable, or [ ].

         In the event IMNET has deferred a requested Filing, pursuant to the preceding paragraph, such deferral period shall end if the Company registers shares for resale by another stockholder of IMNET on Form S-3. In the event IMNET undertakes an underwritten public offering for cash during any period in which a requested Filing has been deferred, IMNET shall provide the requesting Stockholders with customary "piggyback" rights, subject to (i) the right of the managing underwriters to object to including such shares, (ii) any currently existing piggyback rights, and (iii) the condition that such requesting Stockholder shall cooperate in the

351494.6
registration process in all material respects, including execution by such Stockholder of the underwriting agreement agreed to by the Company and the underwriters.

                  (c) IMNET shall have no obligation to file any registration statement under Article 10 hereof if the registration contemplated thereby would cause, in the sole opinion of IMNET's independent auditors, any qualification or limitation on the use of "pooling of interests" accounting for IMNET's acquisition of the Company.

                  (d) IMNET may amend any registration statement to withdraw registration of any selling Stockholder's Merger Shares if such Stockholder shall fail or refuse to cooperate in full and in a timely manner with all reasonable requests relating to such registration and the public offering generally made by IMNET, the underwriters (if any), their respective counsel and IMNET's auditors.

         10.9.    INDEMNIFICATION.

                  (a) Notwithstanding anything contained to the contrary in, and in addition to, Article 7, with respect to any registration statement relating to any Merger Shares sold by a Stockholder, such Stockholder will indemnify IMNET and each person, if any, who controls IMNET within the meaning of the Securities Act, in writing, in form and substance acceptable to counsel for IMNET, against any and all expenses, claims, damages or liabilities to which IMNET may become subject under the Securities Act, Exchange Act, the Georgia Act, or otherwise, insofar as such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, registration statement, final prospectus or any amendment or supplement thereto, or any filing made pursuant to the Exchange Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements contained therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to IMNET by a Stockholder expressly for use in the preparation thereof.

                  (b) With respect to any registration statement relating to any Merger Shares held by the Stockholders, IMNET will indemnify each Stockholder, each underwriter of the Merger Shares, and each person, if any, who controls a Stockholder or any such underwriter within the meaning of the Securities Act, against all expenses, claims, damages or liabilities to which either
Stockholder, any such underwriter, or any such controlling person may become subject, under the Securities Act, the Exchange Act, the Georgia Act, or otherwise, insofar as such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, registration statement, final prospectus or any amendment or supplement thereto, or any filing under the Exchange Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that
(x) IMNET shall not be liable to a Stockholder or to any controlling person of a Stockholder in any such case to the extent that such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in

351494.6
conformity with written information furnished to IMNET by a Stockholder expressly for use in the preparation thereof; and (y) IMNET shall not be liable to any underwriter or any controlling person of such underwriter in any such case to the extent that such expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to IMNET by such underwriter expressly for use in the preparation thereof. Any such underwriter, as a condition to obtaining the indemnity agreement referred to in this Section 10, shall be required to indemnify IMNET on the same terms as provided in Section 10.9(a) in the case of the Stockholders in respect of the written information furnished by such underwriter which is referred to in clause (y) of this Section 10.9(b).


                                   ARTICLE 11

                                   TERMINATION

         11.1. TERMINATION. This Agreement may be terminated at any time before the Closing Date:

                  (a)      by mutual written consent of IMNET and the Company;

                  (b) by IMNET if (i) there occurs a substantial loss, damage or diminution of assets or other material adverse change in the business of the Company or in the Company arising from any cause beyond the reasonable control of the Company or the Stockholders including theft, fire, flood or act of God prior to Closing; (ii) the revenues and earnings progress of the Company as shown on the books and records of the Company at the Closing has not continued within such ranges as are consistent with prior performance of the Company; or
(iii) the Company's entering into this Agreement and consummating the Transactions are not approved by the Stockholders;

                  (c) by any nonbreaching party hereto if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any nonterminating party hereto;

                  (d) by either IMNET or Company if the Closing is not consummated on or before September 30, 1996, unless the failure to close by such date is attributable to actions or omissions of the party seeking to terminate this Agreement under this subsection; or

                  (e)  in accordance with IMNET's election under Section 12.1.

         11.2. EFFECTS OF TERMINATION. In the event this Agreement is terminated pursuant to Section 11.1(a), 11.1(b)(i), or 11.1(d) above, no party shall have any obligations to the others hereunder. If this Agreement is terminated pursuant to Section 11.1(b)(ii) or 11.1(c), each party hereto may exercise all remedies available to it under this Agreement, at law or in equity. If this Agreement is terminated, IMNET and Newco shall promptly return to the Company all copies of the due diligence materials previously provided by the Company to IMNET and Newco or their representatives including, without limitation, the Company's source code and any other

351494.6

Intellectual Property, and the obligations in respect of confidentiality set forth herein shall remain in effect and each party hereto may exercise all remedies available to it under this Agreement, at law or in equity.


                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

         12.1. RISK OF LOSS. The risk of loss prior to the Closing Date shall be with the Company. In the event that any of the Company's assets or the operations of the business of the Company shall have been damaged or otherwise adversely affected as a result of any strike, accident or other casualty or act of God or the public enemy, or any judicial, administrative or governmental proceeding at such time as Company proposed to close, then IMNET shall have the options of either (a) proceeding to close with an assignment of any insurance proceeds which may be paid to reflect such loss or damage or (b) terminating this Agreement without further liability to the Company or the Stockholders.



         12.2. SEVERABILITY. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

         12.3. MODIFICATION. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by each of the parties hereto.

         12.4. ASSIGNMENT, SURVIVAL AND BINDING AGREEMENT. This Agreement and the Closing Documents may not be assigned by IMNET, except to an affiliate of IMNET, and may not be assigned by the Company or any Stockholder, without the prior written consent of IMNET. The terms and conditions hereof shall survive the Closing as provided herein and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

         12.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.6. NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below.


351494.6

If to Company or the Stockholders:          Hunter International, Inc.
                                            27350 S.W. 95th Avenue, Suite 3044
                                            Wilsonville, Oregon  97070
                                            Attention:  Larry C. Hunter
                                            Telefax:  (503) 682-1121

with a copy to:                             Schwabe Williamson & Wyatt
                                            Pacwest Center, Suite 1600-1800
                                            1211 Southwest Fifth Avenue
                                            Portland, Oregon  97204
                                            Attention:  Kevin Kerstiens, Esq.
                                            Telefax:  (503) 796-2900

If to IMNET or Newco:                       IMNET Systems, Inc.
                                            8601 Dunwoody Place, Suite 420
                                            Atlanta, Georgia  30350
                                            Attention:    President and Chief
                                            Executive Officer
                                            Telefax:  (770) 992-6357

with a copy to:                             Arnall Golden & Gregory
                                            2800 One Atlantic Center
                                            1201 West Peachtree Street
                                            Atlanta, Georgia  30309-3400
                                            Attention:  T. Clark Fitzgerald III,
                                                        Esq.
                                            Telefax:  (404) 873-8623

or at such other address as any party hereto notifies the other parties hereof in writing.

         12.7. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any Person other than IMNET, Company, Newco and, after the Closing Date, the Stockholders, any rights or remedies hereunder.

         12.8. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, excluding those relating to conflicts of laws. The parties hereto expressly agree that the exclusive jurisdiction and venue for legal proceedings under this Agreement shall be the state or applicable federal court having jurisdiction over the defendant's domicile (or in the case of IMNET, Newco and the Company, the location of its principal corporate office).

         12.9. ATTORNEY'S FEES. In any action between the parties to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover reasonable expenses, including reasonable attorney's fees.

351494.6

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                      IMNET:
                                      IMNET SYSTEMS, INC.


                                      By:_____________________________________
                                         James A. Gilbert
                                         President


                                      NEWCO:
                                      IMNET OREGON ACQUISITION CORPORATION



                                       By:_____________________________________
                                          Gary D. Bowers
                                          Vice President


                                       COMPANY:
                                       HUNTER INTERNATIONAL, INC.


                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________



STOCKHOLDERS:


________________________________
Larry C. Hunter

________________________________
Paul Sherman



351494.6

                         LIST OF SCHEDULES AND EXHIBITS

Schedule 3.2      Stockholders' Proportionate Share
Schedule 4.1      Company Consents
Schedule 4.9      Stock Rights
Schedule 5.2      Stock Ownership; Officers and Directors
Schedule 5.4      Exceptions to Required Consents
Schedule 5.7      Licenses and Permits
Schedule 5.8      Liabilities not disclosed on Historical Financials
Schedule 5.10(a)  Software; Intellectual Property; Incorporated Software
Schedule 5.10(b)  Intellectual Property Rights Agreements
Schedule 5.10(c)  Infringement regarding Intellectual Property
Schedule 5.10(d) List of Intellectual Property License and Software Maintenance Agreements
Schedule 5.10(e)  Restrictions on Intellectual Property
Schedule 5.10(f)  Intellectual Property in Public Domain
Schedule 5.10(g)  Third Party Software Products Required to Utilize Software
Schedule 5.10(h) Compliance of Software and Intellectual Property with Performance Standards
Schedule 5.11(a)  Customer and Reseller Agreements
Schedule 5.11(b)  Royalties, Commissions and other Obligations
Schedule 5.11(c)  Defaults
Schedule 5.12(a)  Exceptions to Execution of Assignment
Schedule 5.12(b)  Non-disclosure Agreements
Schedule 5.12(c)  Unauthorized use of Software and Intellectual Property
Schedule 5.13     Exceptions to Absence of Certain Changes
Schedule 5.14     Taxes
Schedule 5.15     Encumbrances
Schedule 5.16     Equipment
Schedule 5.17     Fixed Assets
Schedule 5.18     Leases
Schedule 5.19     Litigation
Schedule 5.20(a)  Employee Benefit Plans
Schedule 5.20(c)  Company Employees Eligible for Continuation Coverage
Schedule 5.20(d)  Noncompliance regarding Employee Benefit Plans
Schedule 5.20(f)  Benefits to Former Directors or Employees
Schedule 5.20(g)  Changes in Employee Benefit Plans
Schedule 5.20(h)  Sick leave and vacation time
Schedule 5.21(a)  Unfulfilled Obligations of the Company
Schedule 5.22(a)  Bids/Orders to Provide Software or Maintenance
Schedule 5.22(b)  Return Policies and Practices
Schedule 5.22(c)  Notifications regarding Cancellation of Orders
Schedule 5.24     Exceptions to Assets Necessary for Business
Schedule 5.30     Advisors Fees
Schedule 5.31     Bank Accounts
Schedule 6.3      IMNET Consents
Schedule 6.5      Material Changes - IMNET
Exhibit 2.2       Articles of Merger and Certificate of Merger
Exhibit 3.4       Form of Indemnity Escrow and Stock Pledge Agreement
Exhibit 4.2(a)    Employment Agreement with Larry C. Hunter
Exhibit 4.2(b)    Employment Agreement with Paul Sherman
Exhibit 5.12(a)   Assignment with respect to Software and Intellectual Property
Exhibit 8.4(g)    Company Counsel Opinion
Exhibit 9.3(f)    IMNET and Newco Counsel Opinion